EXHIBIT 23.3

CONSENT OF BRUCE E. WALDMAN

I consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-31076), Form S-3 (File No. 333-109607) and Form S-3 (File No. 333-40936) of Private Media Group, Inc. of my report dated March 10, 2004, with respect to the financial statements of Private North America Ltd. at December 31, 2003 and for the years ended December 31, 2003, 2002, and December 31, 2001, which report is included in this Annual Report (Form 10-K) for the fiscal year ended December 31, 2003.

Sherman Oaks, California

March 26, 2004

/s/ Bruce E. Waldman, C.P.A.
Bruce E. Waldman, C.P.A.

To the Board of Directors and

Shareholders of Private North America Ltd.

I have audited the accompanying balance sheets of Private North America Ltd. as of December 31, 2002 and 2003 and the related statements of income and retained earnings and cash flows for each of the three years in the period ended 31 December 2003. These financial statements are the responsibility of the Company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, based on my audit, the financial statements referred to above present fairly, in all material respects, the financial position of Private North America Ltd. at December 31, 2002 and 2003 and the results of its operations and its cash flows for each of the three years ended December 31, 2003, in conformity with generally accepted accounting principles in the United States of America.

/s/ Bruce E. Waldman
Bruce E. Waldman,
Certified Public Accountant
Sherman Oaks, California
March 10, 2004